Exhibit 99.1

June 1, 2009	Analyst Contact:	Christy Williamson
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners to Participate in UBS MLP Conference

TULSA, Okla. – June 1, 2009 – ONEOK Partners, L.P. (NYSE: OKS) will participate in the UBS Master Limited Partnership Conference on Wednesday and Thursday, June 3-4, 2009, in Las Vegas, Nev. John W. Gibson, ONEOK Partners chairman and chief executive officer, will represent the partnership at the conference.

A slide presentation will be available June 3 on the company’s Web site, www.oneokpartners.com.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 47.7 percent of the partnership. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information about ONEOK Partners, L.P., visit www.oneokpartners.com. OKS-FV

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